UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report April 4, 2017

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Trade Date Established.

CH2M HILL Companies, Ltd. (“CH2M”) recently transitioned its internal market processing system and certain equity plan administration and transfer agent functions to an external third party vendor, Computershare. Due to this transition, CH2M delayed setting a trade date and related deadlines following the announcement of its financial results for the fourth fiscal quarter ended December 30, 2016.

CH2M is announcing the next trade will open on April 10, 2017, and the next trade date on the internal market will be April 28, 2017. Those eligible participants who wish to buy or sell CH2M common stock in their direct ownership accounts on this trade date will need to notify Computershare no later than 5:00 p.m. MDT on April 14, 2017.  All eligible participants will receive detailed information about the trade date and how to participate directly from Computershare. Participants who wish to sell shares in their 401(k) account will need to notify Fidelity no later than 2:00 p.m. MDT on April 12, 2017.

As disclosed on a Form 8-K filed with the Securities and Exchange Commission on March 6, 2017, the Board of Directors of CH2M established the current price of the CH2M common stock at $50.69 per share.  This price represents an increase of 8.2% from the price that was set by the CH2M Board of Directors on January 19, 2017.

Possible Proration or Allocation of Internal Market Trade.

CH2M determines whether to participate in the internal market on a quarterly basis. Prior to each quarterly trade date, CH2M reviews the outstanding orders and any resulting imbalance between sell orders and buy orders and decides whether or not CH2M should participate in the internal market by buying shares if there are more sell orders than buy orders. In making that determination, CH2M’s management and Board of Directors consider relevant factors in light of prevailing circumstances, including CH2M’s financial condition and results of operations, its available cash and capital resources, including the limits that CH2M may spend on share repurchases and the borrowing capacity available pursuant to the terms of its existing unsecured revolving line of credit and other sources of liquidity, expected current and future needs for cash to fund operations, anticipated contingencies and other factors.

CH2M experienced project losses and other adverse operating results in recent periods, which has constrained its cash flow and liquidity.  CH2M’s principal revolving credit facility limits the amount CH2M may spend to repurchase its common stock in the internal market in connection with its employee stock ownership program to no more than $75 million during the three-quarter period ending March 31, 2017 and, thereafter, up to $100 million during a rolling four-quarter period less the amount of any legally required repurchases of common stock held in benefit plans. Additionally, in 2017, the covenants contained within CH2M’s Certificate of Designation of the Series A Preferred Stock prohibit the repurchase by CH2M of shares of our common stock in excess of amounts determined by a pre-approved formula based upon our “Free Cash Flow,” or cash flow from operations, minus capital expenditures, for fiscal 2016. Our Free Cash Flow was negative for fiscal 2016 and, as a result, other than certain specified exemptions, CH2M is prohibited from repurchasing shares of common stock in the internal market, except as legally required, unless it is able to obtain the consent of the holders of at least a majority of the Series A Preferred Stock. On March 30, 2017, CH2M received from the Series A Preferred Stockholder, an acknowledgment and consent permitting CH2M to spend up to approximately $78 million in the aggregate to repurchase shares of common stock in connection with legally required distributions and to participate as a buyer in any internal market trade dates that occur during the remainder of the 2017 fiscal year.

Regardless of any bank covenant or charter limitation, CH2M’s management and Board of Directors could determine to limit the amount of money expended by CH2M to repurchase shares in the internal market, or not to participate in the internal market, either of which would result in proration of sell orders that stockholders may place for trades on the next trade date. CH2M’s Board of Directors also could determine to suspend trading in the internal market in order to provide time to evaluate the ability to adequately provide for proration and to conserve CH2M’s cash reserves and available liquidity.  Since the September 26, 2014 trade, CH2M has limited the amount expended to repurchase shares in the internal market.  CH2M expects that the amounts it will be able to spend to repurchase shares on the April 28, 2017 trade date and the subsequent trade dates that are expected to occur beyond will continue to be restricted, and CH2M’s Board of Directors and management anticipate that some sell orders will be only partially filled on such trade dates.

Risks Related to CH2M’s Internal Market.

Before deciding whether to buy or sell CH2M’s common stock, you should carefully consider information regarding CH2M’s historical financial performance and the risk factors relating to its business and the internal market set forth in CH2M’s annual, quarterly and current reports filed with the SEC, including the risk factors set forth in its 2016 Annual Report for the fiscal year ended December 30, 2016.  These documents may be obtained from the SEC’s Internet website or by calling CH2M directly.

Additional Information Regarding the Price for Common Stock and Trade Date.

CH2M’s internal market enables eligible stockholders to offer to sell or purchase shares of common stock on predetermined dates, known as trade dates. These trade dates are determined by CH2M’s Board of Directors in its sole discretion and generally occur on a quarterly basis. Because of transitioning the internal market processing system and certain equity plan administration and transfer agent functions to Computershare, CH2M delayed setting a trade date and related deadlines following the announcement of its financial results for the fourth fiscal quarter ended December 30, 2016 (the “Fourth Quarter”).   CH2M is now announcing the next trade date on the internal market will be April 28, 2017.

Unlike public companies whose stock is traded on a national securities exchange, the price of CH2M’s common stock is determined by its Board of Directors based on a company fair valuation methodology that is intended to establish a price for its common stock that represents fair value as of the applicable trade date. Because the results of operations for the first fiscal quarter ended March 31, 2017 are not yet available, the stock price for the trade date to be held on April 28, 2017 will be based upon the results disclosed in its Form 10-K for the Fourth Quarter and not based upon the results of CH2M’s first fiscal quarter ended March 31, 2017.

Although results for the first fiscal quarter ended March 31, 2017 are not yet available, stockholders who elect to participate in this trade date are advised that, while CH2M does not believe it is in possession of any material non-public information regarding events that occurred after the close of the Fourth Quarter other than as disclosed in the Outlook section below, there remains a risk that CH2M is in possession or may become aware of information that could be considered material non-public information before the trade occurs.  Even if CH2M is in possession of such information, CH2M does not believe that the Board of Directors relied on any such information in determining the fair value of its common stock.  Further, because CH2M has not closed its books for the first fiscal quarter ended March 31, 2017, it cannot predict with any certainty its operational and financial results, nor can it predict whether the stock price will increase or decrease in any future trades that may occur.  CH2M advises you to consider all this information when deciding whether to participate in the April 28, 2017 trade date.

Outlook.

Management is currently compiling the information necessary to determine and present CH2M’s financial condition and results of operations for the first fiscal quarter ended March 31, 2017. Accordingly, it is not possible at this time to determine with confidence or certainty CH2M’s operating profits or other results of operations or financial condition for the first quarter of 2017.

As discussed in prior filings, CH2M is involved in a fixed-price Transportation contract to design and construct roadway improvements on an expressway in the southwestern United States that has resulted in recorded losses in prior periods.  The project team is currently completing their review of the total costs to complete the project.  As of the date of this Form 8-K filing, CH2M cannot be certain whether additional significant cost growth will be identified on this project or other projects prior to filing its Form 10-Q for the fiscal quarter ended March 31, 2017 and therefore possibly be included in the results of operations for that quarter.

Cautionary Note Regarding Forward Looking Statements.

This Form 8-K contains “forward-looking statements,” as that term is defined in U.S. Federal and certain foreign securities regulations, including statements in the Outlook section regarding its operational and financial results. Although CH2M’s management believes that its expectations are based on reasonable assumptions, these assumptions are subject to a wide range of economic, business, regulatory, technical, legal, and other unforeseen risks which may cause actual results to differ materially from those stated or implied by these forward-looking statements. CH2M undertakes no duty to update any forward-looking statement. All forward-looking statements speak only as of the date of this Form 8-K. CH2M may be required to make changes or adjustments to its expectations regarding its operational and financial results when finalizing the presentation of its financial statements for the three-month period ended March 31, 2017 due to subsequent events, new information or if different conclusions are reached on final analysis. This communication should be read in conjunction with all the other information included in CH2M’s most current Prospectus and European Prospectus, which are filed with the U.S. Securities and Exchange Commission (SEC) and the U.K. Financial Conduct Authority (FCA), respectively, and, for stockholders outside of the U.S. and the European Union, similar documents filed with local securities regulators, where required. You should also read CH2M’s 2016 Annual Report on Form 10-K, which includes a list of factors that could cause actual operational and financial results to differ from those expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: April 4, 2017	By:	/s/ Gary L. McArthur
Gary L. McArthur Executive Vice President and Chief Financial Officer